UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.                Entry into a Material Definitive Agreement.

On May 15, 2017, MabVax Therapeutics Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. (“Laidlaw”), as underwriter (the “Underwriter”), pursuant to which, among other things, the Company agreed to issue and sell to the Underwriter, and the Underwriter agreed to purchase from the Company, in an underwritten public offering (the “Offering”), an aggregate of 1,342,858 shares of the Company’s common stock (the “Common Stock”), and an aggregate of 1,000,000 shares of 0% Series G Convertible Preferred Stock (the “Series G Preferred Stock”) at a public offering price of $1.75 per share of Common Stock. The Series G Preferred Stock will be sold to certain existing investors in the Offering who, as a result of their purchases of Common Stock, would hold in excess of 4.99% of our issued and outstanding Common Stock, and elect to receive shares of our Series G Preferred Stock and is initially convertible into 1,000,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. Delaney Equity Group LLC, a registered broker dealer, is acting as selling group member in connection with the sale of Common Stock and Series G Preferred Stock sold in the Offering.

 The shares of Common Stock and Series G Preferred Stock are being offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-216016), as amended (as so amended, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2017.  Under the terms of the Underwriting Agreement, the Company granted to the Underwriter an option, exercisable in whole or in part at any time (but not more than once) for a period of 45 days from the date of the closing of the Offering, to purchase up to an additional up to an additional 201,428 shares of Common Stock at a price of $1.75 per share.

Net proceeds from the Offering are expected to be approximately $3.4 million (excluding any sale of shares of Common Stock pursuant to the over-allotment option granted to the Underwriter), after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The purchase and sale of the Common Stock and Series G Preferred Stock, and the closing of the Offering, is expected to take place on or about May 19, 2017, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of Laidlaw, the sale, transfer or other disposition of securities of the Company for a period ending 90 days following May 15, 2017. The Company also agreed to pay the Underwriter’s expenses relating to the Offering, including, without limitation, any fees and expenses of the Underwriter’s counsel, up to a maximum of $80,000.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement to be issued by the Company in the Offering, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series G Preferred Stock

On May 15, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series G Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 5,000,000 shares of preferred stock as Series G Preferred Stock.

The shares of Series G Preferred Stock are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Series G Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series G Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series G Preferred Stock is $1.75 and the initial conversion price is $1.75 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. In the event of a liquidation, dissolution or winding up of the Company, each share of Series G Preferred Stock will be entitled to a per share preferential payment equal to the par value of $0.01 per share. All shares the Company’s capital stock will be junior in rank to Series G Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, and Series H Convertible Preferred Stock.

The holders of Series G Preferred Stock will be entitled to receive dividends if and when declared by the Company’s board of directors. The Series G Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Company’s Common Stock. In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all its record holders of its Common Stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of all Series G Preferred Stock then held.

The Company is prohibited from effecting a conversion of the Series G Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series G Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Series G Preferred Stock, but not in excess of the beneficial ownership limitations.

The foregoing description of the Series G Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 8.01               Other Events.

On May 15, 2017, the Company issued a press release announcing the pricing of its public offering of up to 1,342,858 shares of Common Stock and 1,000,000 shares of Series G Preferred Stock at a public offering price of $1.75 per share of Common Stock and Series G Preferred Stock.  Investors who, as a result of their purchase and ownership of Common Stock would hold in excess of 4.99% of the Company’s Common Stock, were entitled to elect to receive shares of Series G Preferred Stock.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement Dated May 15, 2017
3.1	Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock
99.1	Press Release Dated May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: May 15, 2017	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer